EXHIBIT 99

                     HEALTH AND RETIREMENT PROPERTIES TRUST
                                400 Centre Street
                                Newton, MA 02158
                      (617) 332-3990 o Fax: (617) 332-2261


                              FOR IMMEDIATE RELEASE


April 14, 1998                                    For More Information
                                                  contact: David J.
                                                  Hegarty, President or
                                                  Ajay Saini, Treasurer
                                                  Tel: 617-332-3990



                     Health and Retirement Properties Trust
                    Announces Death of Trustee Ralph J. Watts


         Newton, MA. Health and Retirement Properties Trust (NYSE: HRP) today announced the death of one of its Trustees, Ralph J. Watts.

         Mr. Watts, age 51, was Chairman and CEO of Health Matrix LLC, a privately held company which develops, owns and operates outpatient cardiac catheterization laboratories and is engaged in physician practice management. Mr. Watts had been President and CEO of Cardiovascular Ventures, Inc. from 1992 through 1997. From 1988 to 1992 Mr. Watts was President and CEO of Ramsey Health Care, Inc., a publicly owned company which operated 18 hospitals in 13 states and had approximately 2000 employees. Mr. Watts joined HRP's Board of Trustees in 1995 and served as a member of the Audit Committee until his death last week.

         David J. Hegarty, President of HRP, said Mr. Watts' death was unexpected and that no successor trustee has yet been named.

         HRP is a real estate investment trust which has approximately $2.5 billion invested in properties, including health care related properties, throughout the United States.


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